UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

ROWAN COMPANIES plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056
(Address of principal executive offices)	(zip code)

(713) 621-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

Effective as of March 6, 2013, the Board of Directors (the “Board”) of Rowan Companies plc (the “Company”) appointed Thomas P. Burke as President. Dr. Burke will continue in his role as Chief Operating Officer.  Following Dr. Burke’s appointment as President, W. Matt Ralls will continue in his role as Chief Executive Officer and a director. For additional details, please see the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Dr. Burke, age 45, became Chief Operating Officer of the Company in July 2011.  He initially joined the Company in December 2009 to serve as President and Chief Executive Officer of LeTourneau Technologies, Inc. and served in such capacity until the sale of LeTourneau in June 2011.  Prior to that time, he was employed by Complete Production Services, Inc., an oilfield services company, as Division President from 2006 to 2009.

In connection with Dr. Burke’s promotion, the Board also approved an increase in Dr. Burke’s annual base salary to $598,500 and an increase in his annual incentive plan (“AIP”) target percentage to 85%. No other changes were made to Dr. Burke’s compensation arrangements as a result of such promotion.

2012 Compensation Awards

On March 5, 2013, the Compensation Committee (the “Committee”) of the Board met and made the following recommendations regarding compensation for the Company’s named executive officers (“NEOs”). Such recommendations were reviewed and approved by the Board on March 6, 2013.

2012 Annual Incentive Plan

In 2012, the NEOs participated in the AIP, the terms of which were approved by the Committee and Board in early 2012 and previously disclosed. Each participant in the AIP has an incentive target that is a percentage of base salary.

The AIP comprises a formulaic component representing 75% of the total award and a discretionary component representing 25% of the total award. The payout under the formulaic component is calculated based on Company performance against the financial and operational metrics set forth in the table below and payouts may range from 0% to 200% of the 75% weighting (or 0% to 150% of target).

The AIP requires the Company to achieve an initial hurdle of either more than $100 million of 2012 EBITDA or net income of $1 million in order for any awards to be paid. This threshold performance hurdle is designed to ensure all bonus payouts within the AIP are deductible under Section 162(m) and does not reflect the operational or financial metrics contained in the 2012 AIP. The Company met the initial funding hurdle and the AIP was funded at maximum potential.

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The Committee then used the financial and operational metrics below to determine the formulaic component of the bonus.

Metric	Weighting	Percent of Threshold Achieved in 2012	Payout Percentage
Achievement of budgeted EBITDA for 2012 (a)	25%	94.4%	18%
Actual costs compared to 2012 budget (b)	25%	108.7%	3.35%
Safety performance (c)	20%	200%	40%
Contracted non-productive time (d)	20%	99%	19.8%
Newbuild capital projects (e)	10%	100%	10%
Total:	100%		91.2%

(1)	Our 2012 adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was 94.4% of our budget, which resulted in an achievement of 72% of the allocation of this metric. Adjusted EBITDA removes the impact of the EXL I collision and geographic relocation. The Committee believes the adjustment to EBITDA is appropriate in light of the longer-term benefits of relocating the EXL I to Southeast Asia from the US Gulf of Mexico.
(2)	“Actual costs” are operating plus selling, general and administrative costs, excluding insurance costs and reimbursables. Our 2012 actual costs adjusted for the impact of the EXL I were 108.7% of budget, which resulted in an achievement of 13% of the allocation of this metric.
(3)	Safety performance is derived from the Company’s internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals. The target metric for safety was set at a 1.2 TRIR. In 2012, our actual TRIR was 0.96 which resulted in an achievement of 200% of the allocation of this metric.
(4)	Contracted non-productive time refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage. For 2012, this metric was set at 3.42%. Actual non-productive time was 3.43%, which resulted in an achievement of 99% of the allocation of this metric.
(5)	Our newbuild capital projects metric is based on our rig construction projects remaining on time and on budget. During 2012, our newbuild projects remained on budget and on schedule, which resulted in an achievement of 100% of the allocation of this metric.

For the discretionary component, the Committee considered the Company’s significant 2012 achievements, including:

»	Re-entry into the Southeast Asia market and growing the Company’s presence in the region

»	Enhancing the Company’s reputation in the North Sea market, including starting up drilling operations in Norway

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»	Increasing 2012 EBITDA to $541 million, a 58% increase over 2011 EBITDA and the contract backlog to approximately $3.5 billion as of year-end 2012 , a 59.1% increase over 2011 year-end backlog

»	Adding key deepwater executive team to gain deepwater credibility with major operators

»	Contracting first ultra deepwater drillship at good rates and terms

»	Successfully completing two public debt offerings raising approximately $1.1 billion to fund capital expenditures and the construction of the ultra deepwater drillships, while retaining the Company’s investment grade ratings and stable outlook

»	Increasing the Company’s revolving credit capacity to $750 million and strengthening the lending group

»	Completing the Company’s redomestication on schedule and retaining the Company’s listing in the S&P 500 index

»	Achieving record safety performance

»	Continuing the Company’s efficient tax planning

In light of these achievements, the Committee determined to pay out the 25% discretionary portion of the bonus plan at 36% resulting in a total payout under the 2012 AIP of 104%.

The CEO then allocated the AIP pool among the Company’s operating and corporate groups, and the resulting payout to participants was equal to or less than 104% depending on individual performance.

Based on bonus payouts as described above and each of the NEO’s AIP targets, the following bonuses are payable to the NEOs:

NEO	2012 AIP Award ($)
W. Matt Ralls, CEO	988,000
Thomas P. Burke, President and Chief Operating Officer	409,500
Mark A. Keller, EVP, Business Development	297,440
J. Kevin Bartol, EVP and Chief Financial Officer	249,600
John L. Buvens, EVP, Legal	234,000

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Long-Term Incentive (“LTI”) Awards

The NEOs’ target long-term incentive awards are based on a multiple of base salary. For 2013, 40% of such value is being provided in restricted share units (RSUs) and 30% in stock appreciation rights (SARs), each vesting pro rata over three years, and 30% in performance units (PUs), which cliff vest on the third anniversary of the grant. These awards were made under the 2009 Rowan Companies, Inc. Incentive Plan (the “Plan”) and approved by the Committee and the Board as of March 6, 2013:

	Restricted Share Unit Value ($)	SARs Value ($)	Performance Unit Award Value($)(1)
Ralls	1,995,000	1,496,250	1,496,250
Burke	787,500	590,625	590,625
Keller	572,000	429,000	429,000
Bartol (2)	520,000	390,000	390,000
Buvens	412,500	309,375	309,375

(1)	The PUs may only be settled in cash and the value thereof will be determined with reference to the Company’s total shareholder return performance relative to the Company’s peer offshore drilling companies measured each year and over the three year period.

(2)	Awards to Mr. Bartol include an award based on his previous LTI target multiple of 275%, as well as an additional grant, effective April 1, 2013, to reflect the increase in Mr. Bartol’s 2013 LTI target multiple to 325%.

Forms of award notices are attached as Exhibit 10.1 and are incorporated herein by reference.

2013 Adjustments to Base Salary, AIP Targets and LTIP Multiples

The Committee and the Board also approved the following new base salaries and AIP target multiples for 2013 as of March 6, 2013 (base salaries effective as of April 1):

NEO	2013 Base Salary ($)	% Increase in Base Salary	2013 AIP Target Multiple (% of base salary)	% Increase in AIP Target Multiple
Ralls	950,000	0%	110%	10%
Burke	598,000	14%	85%	10%
Keller	457,600	4%	70%	5%
Bartol	424,000	6%	70%	10%
Buvens	386,250	3%	65%	5%

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The Committee did not make any adjustments to the NEOs’ 2013 LTI target multiples, other than for Mr. Bartol whose LTI target multiple increased to 325% from 275% effective April 1, 2013.

2013 Annual Incentive Plan

The Board approved the following metrics for the AIP for 2013:

Metric	Percent of Possible Bonus Pool
Achievement of budgeted EBITDA for 2013	50%
Safety performance	20%
Contracted non-productive time	15%
Newbuild capital projects	10%
Upgrade capital projects	5%
Total	100%

Consistent with prior practice, achievement of these metrics will determine 75% of the target value of the 2013 AIP pool. The remaining 25% of the target value will be subject to the discretion of the Committee.

Policy for Vesting of Awards upon Retirement

Effective March 6, 2013 for grants made on or after March 6, 2013, the Board approved a policy whereby upon retirement from the Company, if an employee, including an NEO, has reached age 60 with five years of consecutive service, vesting of certain long-term incentive awards granted more than six months prior to the retirement date would be accelerated to the retirement date. The vesting acceleration may be subject to any conditions or limitations as the Committee may determine with respect to specific awards, such as post-termination covenants relating to non-competition or non-solicitation of employees or customers.  The Committee may determine in its sole discretion whether the policy will apply to any award. The Committee may terminate, amend or modify the policy at any time.

The foregoing summary is qualified in its entirety by reference to the retirement policy which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated March 7, 2013

10.1 Forms of Restricted Share Unit Award Notice, Stock Appreciation Right Award Notice and Performance Unit Award Notice

10.2 Retirement Policy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES plc

By:	/s/ J. Kevin Bartol
J. Kevin Bartol
Executive Vice President, CFO
& Treasurer
(Principal Financial Officer)

Dated: March 8, 2013

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